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                                                                     EXHIBIT 4.2


                   OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT


                  THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT is executed in reliance upon the transactional "safe harbor" afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended ("1933 Act").

                  THIS AGREEMENT has been executed by the undersigned in connection with the placement of $500,000 principal amount of Convertible Debentures (hereinafter referred to as the "Convertible Debentures") of CINEMASTAR LUXURY THEATERS, INC. ("Seller") by the Seller located at 431 College Boulevard, Oceanside, California 92057, a corporation organized under the laws of California, United States of America (hereinafter referred to as "Seller"). The undersigned (hereinafter referred to as "Buyer") is located at and is a corporation organized under the laws of or is a citizen and resident of the country set forth below the Buyer's signature, hereby represents and warrants to, and agrees with the Seller as follows:

         1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                  a. PURCHASE PRICE. The undersigned hereby subscribes for Convertible Debentures in the principal amount of Five Hundred Thousand Dollars ($500,000) (the "Convertible Debentures") of the Seller, convertible into shares of Common Stock of CinemaStar at a conversion price at $4.25 per Share, for an aggregate Purchase Price of Five Hundred Thousand Dollars ($500,000) payable in United States Dollars.

                  b. FORM OF PAYMENT. The Buyer shall pay the Purchase Price by delivering good funds in United States Dollars to the Company for closing by delivery of the Shares versus payment of the Purchase Price.

         2. SUBSCRIBER REPRESENTATIONS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  a. OFFSHORE TRANSACTION. The Buyer represents and warrants to the Seller as follows:

                         (i) The Buyer is not organized under the laws of or is
not a citizen or resident of the United States and, if not an individual, was not formed for the purpose of investing in Regulation S securities, does not have any of its securities registered under the Securities Exchange Act of 1934 and is not owned by U.S. Persons as defined in Regulation S and herein;

                         (ii) At the time the buy order to purchase the
Convertible Debentures was originated, the Buyer was outside the United States;
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                         (iii) No offer to purchase the Convertible Debentures
was made in the United States nor were any "directed selling efforts" as defined in Rule 902 of Regulation S made in the United States;

                         (iv) The Buyer is purchasing the Convertible Debentures
for the Buyer's own account and for investment purposes and not with the view toward distribution of the Convertible Debentures or the shares of Common Stock issuable upon conversion of the Convertible Debentures. The Buyer does not have any contract, understanding or arrangement with any person to sell, transfer or grant participation to such person or any third person with respect to the Convertible Debentures or the shares of Common Stock issuable upon conversion of the Convertible Debentures;

                         (v) All subsequent offers and sales of the Convertible
Debentures and the shares of Common Stock issuable upon conversion of the Convertible Debentures shall be made in compliance with Regulation S, pursuant to registration of the securities under the 1933 Act or pursuant to an exemption from such registration;

                         (vi) The Buyer understands that the Convertible
Debentures and the shares of Common Stock issuable upon conversion of the Convertible Debentures are being offered and sold to the Buyer in reliance on specific safe harbor from the registration requirements of the 1933 Act and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the applicability of such safe harbor and the suitability of the Buyer to acquire the Convertible Debentures and the shares of common stock issuable upon conversion of the Convertible Debentures. The Buyer understands the conditions of the exemption from registration afforded by
Section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption;

                         (vii) The Buyer acknowledges that the Buyer has
received and reviewed the information supplied by the Company pursuant to
Section 3b hereof;

                         (viii) The Buyer agrees that from the date hereof until
after the fortieth (40th) day after the last closing of the purchase of the Convertible Debentures hereunder and any similar sales under substantially identical Offshore Securities Subscription Agreements (the "Restrictive Period") upon any offer, sale or transfer of the Convertible Debentures or the shares of common stock issuable upon conversion of the Convertible Debentures (including any interests therein), that the Buyer, or any successor, or any Professional (as defined in Section 3a(xv) hereof) (except for sales of any Convertible Debentures or shares of Common Stock registered under the 1933

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Act or otherwise exempt from such registration) (a) will not sell to a U.S.
Person or to an account of or for the benefit of a U.S. Person or anyone believed to be a U.S. Person; (b) will not engage in any efforts to sell the Convertible Debentures or any shares of common stock issuable upon conversion of the Convertible Debentures in the United States; (c) will, at the time the buy order or transfer is originated, believe the buyer or transferee is outside the United States; (d) will send to a Professional acting as agent or principal, a confirmation or other notice stating that the Professional is subject to the same restrictions on transfer to U.S. Persons or for the account of or benefit of U.S. Persons during the Restrictive Period as provided herein; and (e) will not in connection with the common stock of the Seller engage in the United States in any short selling, option writing, equity swaps or other types of hedging transactions or derivative transactions. The Seller will not honor or register and will not be obligated to honor or register any transfer in violation of these provisions.

                         (ix) The Buyer understands that the Convertible
Debentures and the shares of common stock issuable upon conversion of the Convertible Debentures are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the applicability of such provisions. Accordingly, the Buyer agrees to notify the Seller of any events which would cause the representations and warranties of the Buyer to be untrue or breached at any time after the execution of this Agreement by the Buyer and prior to the expiration of the Restricted Period;

                         (x) This Offshore Securities Subscription Agreement has
been duly authorized, validly executed, and delivered on behalf of the Buyer and is a valid and binding agreement enforceable against the Buyer in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                         (xi) Any offering documents received by the Buyer
include statements to the effect that the Convertible Debentures and the shares of common stock issuable upon conversion of the Convertible Debentures have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons during the Restricted Period, unless the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures are registered or unless such resale is exempt from or not subject to the registration requirements of the Securities Act;

                         (xii) The Buyer, in making the decision to purchase the
Convertible Debentures and shares of common stock

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issuable upon conversion of the Convertible Debentures subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties and the Buyer believes that the Purchase Price is reasonably related to the Restricted Period, the historical validity of the market price of the Common Stock of the Seller, the current financial condition of the Seller, the dilution represented by the sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures and any other sales of the Common Stock of the Seller occurring simultaneously or concurrently herewith, current stock market conditions and other relevant information concerning the Seller; the Buyer acknowledges that it is a sophisticated investor, that it has invested in other Regulation S transactions by other issuers, and that an investment in the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures involves a high degree of risk;

                         (xiii) The Buyer has not taken any action that would
cause the Seller to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and the Buyer hereby indemnifies the Seller against any such claim caused by the actions of the Buyer or any of its employees or agents; however, the Buyer acknowledges that The Boston Group, L.P. will in connection with the sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures receive a 10% commission and a 3% non-accountable expense allowance;

                         (xiv) For purposes hereof, in general, a "U.S. Person"
means any natural person, resident of the United States; any partnership or corporation organized or incorporated under the laws of the United States or any state or territory thereof; any estate of which any executor or administrator is a U.S. Person; any trust of which any trustee is a U.S. Person; any agency or branch of a foreign entity located in the United States; any nondiscretionary account or similar account, other than estate or trust, held by a dealer or other fiduciary for the benefit or account of the U.S. Person; any discretionary account or similar account, other than estate or trust, held by dealer or other fiduciary organized, incorporated or (if an individual) resident of the United States; and any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities and not registered under the 1933 Act unless it is organized and incorporated and owned by "accredited investors," as defined under Rule 501(a) under the 1933 Act, who are not natural persons, estates or trusts. "U.S. Person" is further defined in Rule 902(o) under the 1933 Act;

                         (xv) A "Professional" is a "distributor" as defined in
Rule 902(c) under the 1933 Act (generally any underwriter, or other person, who participates, pursuant to a contractual arrangement, in the distribution of the Convertible

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Debentures and shares of common stock issuable upon conversion of the
Convertible Debentures); a dealer as defined in Section 2(12) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (encompassing those who engage in the business of trading or dealing in securities as agent, broker, or principal); or a person receiving a selling concession, fee or other remuneration in respect of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures sold.

                  b. NO GOVERNMENT RECOMMENDATION OR APPROVAL. The Buyer understands that no Federal, State or foreign governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures.

                  c. SALES OF THE CONVERTIBLE DEBENTURES AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE DEBENTURES, IF ANY, TO BE MADE THROUGH THE BOSTON GROUP, L.P. The Buyer covenants that any sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures shall be made through the Buyer's account at The Boston Group, L.P., on usual and customary terms. Any such sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures shall be made in compliance with Regulation S, shall not be made prior to the end of the Restrictive Period, and shall otherwise conform with all of the conditions set forth elsewhere in this Agreement.

         3. SELLER REPRESENTATIONS.

                  a. REPORTING COMPANY STATUS. The Seller is a "reporting company" as defined by Rule 902 of Regulation S. The Seller is in full compliance, to the extent applicable, with all reporting obligations under
Section 12(g) of the Exchange Act. The Seller has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and the Common Stock trades on the NASDAQ Small Capital Market.

                  b. CURRENT PUBLIC INFORMATION. The Seller has furnished the Buyer with copies of the Seller's Post-Effective Amendment No. 1 to Form SB-2 Registration Statement and its Form 10-K/SB for the year ended March 31, 1995 and the Form 10-Q/SB for the quarter ended December 31, 1995 (collectively the "SEC Filings"), and other publicly available documents, and the Seller's Regulation S Offering Circular dated May , 1996.

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                  c. OFFSHORE TRANSACTION.

                         (i) The Seller has not offered the Convertible
Debentures and shares of common stock issuable upon conversion of the Convertible Debentures which are the subject of this Agreement to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person as that term is defined in Regulation S.

                         (ii) At the time the buy order was originated, the
Seller and/or its agents reasonably believed the Buyer was outside of the United States and was not a U.S. Person.

                         (iii) The Seller and/or its agents reasonably believe
that the transaction has not been pre-arranged with a buyer in the United
States.

                  d. NO DIRECTED SELLING EFFORTS. In regard to the transaction contemplated by this Agreement, the Seller has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has the Seller conducted any general solicitation relating to the offer and sale of the securities which are the subject of this transaction to persons resident within the United States or elsewhere.

                  e. CONCERNING THE CONVERTIBLE DEBENTURES AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE DEBENTURES. The Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures when issued and delivered will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the Company.

                  f. SUBSCRIPTION AGREEMENT. This Offshore Securities Subscription Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and is a valid and binding agreement of the Seller enforceable against it in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                  g. NON-CONTRAVENTION. The execution and delivery of this Offshore Securities Subscription Agreement and the consummation of the issuance of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures and the transactions contemplated by this Offshore Securities Subscription Agreement do not and will not conflict with or result in a breach by the Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Seller or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Seller is a party or by which it or any

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of its respective properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Seller or any of its properties or assets.

                  h. APPROVALS. The Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures as contemplated by the Offshore Securities Subscription Agreement.

                  i. MISCELLANEOUS. The sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures and any other shares of the Common Stock of the Seller occurring simultaneously or concurrently herewith, are not part of a plan or scheme to evade the registration requirements of the 1933 Act. The Seller believes that the Purchase Price is reasonably related to the Restricted Period, the historical validity of the market price of the Common Stock of the Seller, the current financial condition of the Seller, the dilution represented by the sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures and any other sales of the Common Stock of the Seller occurring simultaneously or concurrently herewith, current stock market conditions and other relevant information concerning the Seller.

         4. SAFE HARBOR RELIANCE ON REPRESENTATIONS. The Buyer understands that the offer and sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures are not being registered under the 1933 Act. The Seller is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

         5. TRANSFER AGENT INSTRUCTIONS. The Seller's transfer agent will be instructed to issue one or more share certificates representing the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures with a Regulation S restrictive legend as set forth in the Regulation S Offering Circular in the name of the Buyer and in such denominations to be specified prior to closing. The Seller further warrants that such Regulation S restrictive legend and a "stop transfer" notice will remain on the certificates for the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures only until the end of the Restrictive Period. Nothing in this Section 5, however, shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures.

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         6. SHARE DELIVERY INSTRUCTIONS. The Share certificates shall be delivered to the Buyer on a delivery versus payment basis at such times and places to be mutually agreed.

         7. CLOSING DATE. The date of the issuance and the sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures (the "closing") shall be May 21, 1996, or such other mutually agreed to time and place.

         8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The Buyer understands that the Seller's obligation to sell the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures is conditioned upon:

                  a. The receipt and acceptance by the Seller of this Offshore Securities Subscription Agreement for all of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures as evidenced by execution of this Subscription Agreement by the President or any Vice President of the Seller; and

                  b. Delivery to the Company by the Buyer of good funds as payment in full for the purchase of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures.

         9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. The Seller understands that the Buyer's obligation to purchase the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures is conditioned upon:

                  a. Acceptance by the Buyer of a satisfactory Offshore Securities Subscription Agreement for the sale of the Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures as evidenced by execution of this Offshore Securities Subscription Agreement by the President or any Vice President of the Buyer or if an individual, by the Buyer; and

                  b. Delivery of Convertible Debentures and shares of common stock issuable upon conversion of the Convertible Debentures with restrictive legend as described herein.

         10. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, United States of America. A facsimile transmission of this signed agreement shall be legal and binding on all parties hereto.

         11. INTERPRETATION. All terms used herein that are defined in Regulation S under the 1933 Act shall have the meaning set forth therein.

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         IN WITNESS WHEREOF, this Offshore Securities Subscription Agreement was duly executed on the date first written below.

          Dated this 15th day of the month of May, 1996.



Official Signatory of the                   CINEMASTAR LUXURY THEATERS,
Seller:                                     INC.



                                            By:________________________
                                                John Ellison, Jr.,
                                                President



Accepted this 15th day of the month of May, 1996.



Official Signatory of the                   ___________________________________
Buyer:                                      ____________________________


                                            By:________________________________
                                                   (Authorized Signature)

                                            ___________________________________
                                                   (Print Name and Title)

                                            ___________________________________
                                                         (Address)

                                            ___________________________________


                                            ___________________________________
                                                     (Jurisdiction of
                                                       Incorporation
                                                or Formation or Jurisdiction
                                                of Citizenship and Residency)

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